Table of Contents

MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

Silicon Image Reports Third Quarter 2009 Financial Results

SUNNYVALE, Calif., October 22, 2009 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property for the secure distribution, presentation and storage of high-definition content, today reported financial results for its third quarter ended September 30, 2009.

Revenue for the third quarter of 2009 was $37.2 million, compared to $37.3 million for the second quarter of 2009 and $77.8 million for the third quarter of 2008.

GAAP net loss for the third quarter of 2009 was $15.5 million, or $0.21 per diluted share, compared to a net loss of $13.3 million, or $0.18 per diluted share, for the second quarter of 2009 and net income of $6.1 million, or $0.08 per diluted share, for the third quarter of 2008. GAAP net loss for the third quarter of 2009 includes a one time charge of approximately $2.0 million for professional fees.  GAAP net loss for the second quarter of 2009 includes pre-tax restructuring expenses of $7.1 million.

Non-GAAP net loss for the third quarter of 2009 was $3.4 million, or $0.04 per diluted share, compared to a non-GAAP net loss of $4.3 million, or $0.06 per diluted share, for the second quarter of 2009 and non-GAAP net income of $17.7 million, or $0.23 per diluted share, for the third quarter of 2008. Non-GAAP net income (loss) for these periods exclude stock-based compensation expense, amortization of intangible assets, restructuring charges, and certain professional fees.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"The company is in the process of implementing a number of important internal changes that will continue to improve our operating infrastructure from both execution and cost standpoints," said Hal Covert, president and chief operating officer of Silicon Image. "These changes will enhance our ability to take full advantage of the roll-out of our new products that will be underway as we enter 2010.  Our new products and enhanced operational infrastructure are key factors in the company's plan to improve revenue generation and achieve profitability in 2010,” concluded Covert.

                                       1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

The following are Silicon Image’s financial performance estimates for the fourth quarter of 2009:

Revenue: $34 million - $37 million
Gross margin: 54% - 55%
GAAP operating expenses: approximately $71 million
Non-GAAP operating expenses: approximately $25 million
Interest income: approximately $0.7 million
Diluted shares outstanding: approximately 75 million
Cash flow neutral

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income and basic and diluted net income per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

The company will host an investor conference call today to discuss its third quarter 2009 results at 2:00 p.m. Pacific Time and will webcast the event. To access the conference call, dial 800-533-7619 or 785-830-1923 and enter pass code 8745196. The webcast will be accessible on Silicon Image's investor relations Web site at http://www.SiliconImage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through October 27, 2009. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 8745196.

                                        1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

About Silicon Image, Inc.

Silicon Image, Inc. is a leading provider of semiconductor and intellectual property products for the secure distribution, presentation and storage of high-definition content.  With a rich history of technology innovation that includes creating industry standards such as DVI and HDMI, the company’s solutions facilitate the use of digital content amongst consumer electronics, personal computer (PC) and storage devices, with the goal to securely deliver digital content anytime, anywhere and on any device.  Founded in 1995, the company is headquartered in Sunnyvale, California, with regional engineering and sales offices in China, Germany, Japan, Korea and Taiwan.  For more information, please visit www.siliconimage.com.

NOTE: Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  HDMI, the HDMI logo, and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income and use of cash, and improvements in the company’s operating infrastructure and the impact of such improvements on the roll-out of the company’s new products. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, the company's ability to improve its operating infrastructure and deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

                                        1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenue:
Product	$30,716	$29,436	$64,974	$94,747	$183,997
Licensing	6,440	7,900	12,802	20,257	30,975
Total revenue	37,156	37,336	77,776	115,004	214,972
Cost of revenue and operating expenses:
Cost of product revenue (1)	16,801	17,264	31,518	52,284	87,921
Cost of licensing revenue	156	274	223	626	1,064
Research and development (2)	17,807	17,619	20,714	53,160	64,554
Selling, general and administrative (3)	17,222	12,678	17,468	43,615	54,853
Amortization of intangible assets	1,473	1,473	1,587	4,419	4,761
Restructuring expense	348	7,098	1,876	8,205	1,876
Goodwill impairment	-	-	-	19,210	-
Total cost of revenue and operating expenses	53,807	56,406	73,386	181,519	215,029
Income (loss) from operations	(16,651)	(19,070)	4,390	(66,515)	(57)
Interest income and other, net	696	598	1,798	2,233	5,094
Income (loss) before provision for income taxes	(15,955)	(18,472)	6,188	(64,282)	5,037
Income tax expense (benefit)	(444)	(5,143)	114	(2,113)	(13)
Net income (loss)	$(15,511)	$(13,329)	$6,074	$(62,169)	$5,050

Net income (loss) per share – basic and diluted	$(0.21)	$(0.18)	$0.08	$(0.83)	$0.07
Weighted average shares – basic	75,053	74,806	73,861	74,763	76,088
Weighted average shares – diluted	75,053	74,806	75,334	74,763	77,185
______________________
(1) Includes stock-based compensation expense	$363	$244	$351	$806	$1,132
(2) Includes stock-based compensation expense	2,374	1,617	1,753	5,365	5,200
(3) Includes stock-based compensation expense	4,911	2,352	2,004	9,255	8,057

                                        1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
GAAP net income (loss)	$(15,511)	$(13,329)	$6,074	$(62,169)	$5,050
Non-GAAP adjustments:
Stock-based compensation expense (1)	7,648	4,213	4,108	15,426	14,389
Amortization of intangible assets (2)	1,473	1,473	1,587	4,419	4,761
Restructuring expense	348	7,098	1,876	8,205	1,876
Professional fees (4)	2,015	-	-	2,015	-
Goodwill impairment (3)	-	-	-	19,210	-
Non-GAAP net income (loss) before tax adjustments	(4,027)	(545)	13,645	(12,894)	26,076
Income tax effects on above adjustments	674	(3,721)	4,037	1,639	-
Non-GAAP net income (loss)	$(3,353)	$(4,266)	$17,682	$(11,255)	$26,076

Non-GAAP net income (loss) per share — basic	$(0.04)	$(0.06)	$0.24	$(0.15)	$0.34
Non-GAAP net income (loss) per share — diluted	$(0.04)	$(0.06)	$0.23	$(0.15)	$0.34
Weighted average shares — basic	75,053	74,806	73,861	74,763	76,088
Weighted average shares — diluted	75,053	74,806	75,334	74,763	77,185

(1) For the three months and nine months ended September 30, 2009 and 2008, and for the three months ended June 30, 2009, these adjustments represent the non-cash amortization of stock-based compensation.

Cost of Revenue	$363	$244	$351	$806	$1,132
Research and Development	2,374	1,617	1,753	5,365	5,200
Selling, General and Administrative	4,911	2,352	2,004	9,255	8,057
Total	$7,648	$4,213	$4,108	$15,426	$14,389

(2) These adjustments represent expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3) This adjustment represents the impairment recorded on goodwill for the three months ended March 31, 2009.

(4) This adjustment represents the professional fees incurred during the three months ended September 30, 2009 associated with a potential strategic acquisition which we evaluated and decided not to pursue.

                                        1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	September 30, 2009	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$27,883	$95,414
Short-term investments	125,335	89,591
Accounts receivable, net	24,454	5,922
Inventories	12,538	12,775
Prepaid expenses and other current assets	17,417	15,275
Deferred income taxes	6,731	6,665
Total current assets	214,358	225,642
Property and equipment, net	15,125	19,394
Intangible assets, net	28,503	32,921
Deferred income taxes, non-current	22,591	28,193
Goodwill	-	19,210
Other assets	719	1,181
Total assets	$281,296	$326,541
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$13,570	$7,278
Accrued and other liabilities	18,178	23,023
Deferred license revenue	4,299	2,348
Deferred margin on sales to distributors	2,628	6,881
Total current liabilities	38,675	39,530
Other long-term liabilities	9,259	8,064
Total liabilities	47,934	47,594
Stockholders’ Equity:
Total stockholders’ equity	233,362	278,947
Total liabilities and stockholders’ equity	$281,296	$326,541

                                        1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(In thousands)
Unaudited

	Nine Months Ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income (loss)	$(62,169)	$5,050
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Impairment of goodwill	19,210	-
Stock-based compensation expense	15,426	14,389
Depreciation	6,814	7,894
Deferred income taxes	5,536	(5,306)
Amortization of intangible assets	4,419	4,761
Amortization of investment premium	2,351	768
Non-cash restructuring expenses	226	459
Loss on disposal and retirement of property and equipment	178	562
Provision for doubtful accounts	42	621
Tax deficiency from employee stock-based compensation plans	(1,711)	(475)
Gain on derivative transactions	(211)	-
Excess tax benefits from employee stock transactions	(32)	(527)
Realized gain on sale of short-term investments	-	(106)
Changes in assets and liabilities:
Accounts receivable	(18,543)	(2,835)
Inventories	237	3,695
Prepaid expenses and other current assets	(1,437)	4,167
Accounts payable	7,403	4,590
Accrued and other current liabilities	(3,669)	(7,090)
Deferred license revenue	1,951	(815)
Deferred margin on sales to distributors	(4,253)	(2,551)
Cash provided by (used in) operating activities	(28,232)	27,251
Cash flows from investing activities:
Proceeds from sales of short-term investments	110,716	171,231
Purchases of short-term investments	(148,592)	(188,443)
Purchases of property and equipment	(2,855)	(6,028)
Proceeds from sale of property and equipment	120	-
Cash used in investing activities	(40,611)	(23,240)
Cash flows from financing activities:
Proceeds from issuances of common stock, net	2,543	4,748
Excess tax benefits from employee stock transactions	32	527
Payments for vendor financed software and intangibles purchased	(1,250)	(6,153)
Repurchase of restricted stock units for income tax withholding	(280)	-
Repurchase of common stock	-	(68,180)
Cash provided by (used in) financing activities	1,045	(69,058)
Effect of exchange rate changes on cash and cash equivalents	267	(407)
Net decrease in cash and cash equivalents	(67,531)	(65,454)
Cash and cash equivalents — beginning of period	95,414	137,822
Cash and cash equivalents — end of period	$27,883	72,368
Supplemental cash flow information:
Net cash payment (refund) for income taxes	$(4,766)	$1,924
Restricted stock units vested	$780	$-
Unrealized net gain (loss) on short-term investments	$220	$(399)
Property and equipment purchased but not paid for	$167	$302

                                        1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com